UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 6, 2017

VITRO DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-17378	84-1012042
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4621 Technology Drive, Golden CO  80403
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 999-2130

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Stem Cell Lab Development Agreement

On July 6, 2017, the Company’s wholly-owned subsidiary Halo Cell Sciences, Ltd, (“Halo”) formed and organized under the laws of Grand Cayman, executed a revised Stem Cell Lab Development Agreement (“Revised Agreement”) with DaVinci Centre for Wellness and Alternative Therapies, Ltd (“DaVinci”) pursuant to which DaVinci will provide the clinical facilities and staff support necessary for the Company to begin offering stem cell therapies in the Caymen Islands.  Halo and DaVinci previously executed a Development Agreement as was described in the Company’s Current Report on Form 8-K dated March 23, 2017 and filed with the Securities and Exchange Commission on March 29, 2017. The initial Development Agreement never became effective due to the failure of a planned financing, which was a condition to such effectiveness. The Revised Agreement will also not become effective until and unless a $1.5 million financing is fully funded.

A copy of the Revised Development Agreement is filed herewith as Exhibit 10.1

ITEM 9.01:       EXHIBITS

Item	Title

10.1	Stem Cell Lab Development Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vitro Diagnostics, Inc. (Registrant)

Dated: July 11, 2017	/s/ James R. Musick James R. Musick, President and Chief Executive Officer